UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2024

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2024, Nuveen Churchill Private Capital Income Fund (the “Fund”) priced a term debt securitization (the “2024 Debt Securitization”). Term debt securitization is also known as a collateralized loan obligation and is a form of secured financing incurred by Churchill NCPCIF CLO-I LLC (the “2024 Issuer”), a direct, wholly-owned, consolidated subsidiary of the Fund.

The debt consists of $197,000,000 of AAA Class A Notes, which bear interest at the three-month Term SOFR plus 1.70%; $35,000,000 of AAA Class A-L Loans, which bear interest at the three-month Term SOFR plus 1.70%; $48,000,000 of AA Class B Notes, which bear interest at the three-month Term SOFR plus 1.95%; $26,000,000 of A Class C Notes, which bear interest at the three-month Term SOFR plus 2.55%; and $92,700,000 of Subordinated Notes, which do not bear interest (collectively, the “2024 Debt”). The Fund will directly retain all of the Subordinated Notes. The 2024 Debt is backed by a diversified portfolio of senior secured and second lien loans. Through July 20, 2028, all principal collections received on the underlying collateral may be used by the 2024 Issuer to purchase new collateral under the direction of the Fund, in its capacity as collateral manager of the 2024 Issuer and in accordance with the Fund’s investment strategy, allowing the Fund to maintain the initial leverage in the 2024 Debt Securitization. The Fund expects that the 2024 Debt will mature on July 20, 2036.

The closing of the issuance of the 2024 Debt is subject to customary closing conditions, including that the closing occur on or around July 16, 2024 and that certain of the 2024 Debt has been assigned agreed-upon ratings by S&P Global Ratings, an S&P Global Inc. business, or any respective successor or successors thereto.

The Fund will serve as collateral manager to the 2024 Issuer under a collateral management agreement and will waive any management fee due to it in consideration for providing these services.

The description of the indenture governing the 2024 Debt Securitization and the collateral management agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K and the Fund's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

The 2024 Debt will be the secured obligations of the 2024 Issuer, and the definitive agreements governing the 2024 Debt are expected to include customary covenants and events of default. The 2024 Debt has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration thereunder. This Current Report on Form 8-K is not a solicitation for or an offer to purchase the 2024 Debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: June 5, 2024	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President